Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE May 4, 2007	CONTACT:	Thomas A. Young, Jr. Paul M. Harbolick, Jr. (703) 814-7200
Alliance Bankshares Reports 1st Quarter 2007 Results
Earnings per Share of $.21
Early Adoption of SFAS 157 and SFAS 159
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) today reported first quarter 2007 earnings of $1.2 million or $.21 per common share compared to earnings of $1.2 million or $.19 per common share in the first quarter of 2006.
“We are pleased with our first quarter performance in light of the difficult real estate economy,” said Thomas A. Young, Jr. “The Bank is operating in a challenging environment with continued pressure on our net interest margin. We have taken a series of steps to enhance our net interest margin and results going forward,” he continued.
“Management also took positive steps in the fourth quarter to revamp the mortgage operation into a small self contained unit within the Bank. These actions have resulted in positive earnings for the unit in the first quarter. I am also pleased with the contributions from the insurance unit as the first quarter results for the combined operation of AIA and Battlefield exceeded internal expectations,” said Mr. Young.
Total assets were $629.9 million as of March 31, 2007 or $21.6 million greater than the March 31, 2006 level of $608.3 million and $14.5 million less than the December 31, 2006 level of $644.4 million. Traditionally, the organization sees deposit fluctuations that vary with the real estate economy and the first quarter 2007 was no exception. Total deposits were $410.9 million as of March 31, 2007 or $51.6 million less than March 31, 2006 and $60.4 million less than the December 31, 2006 level of $471.3 million. “We are growing our client base and relationship officers are focused on expanding our client relationships. As we move into the typical spring real estate sales season, we expect to see more deposit growth,” said Mr. Young.
Alliance Bankshares has early adopted the provisions of SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities and SFAS 157, Fair Value Measurements. We believe that adopting the provisions of these accounting standards provide a more realistic view of our balance sheet and provide the opportunity to mitigate volatility in reported earnings. As of March 31, 2007, approximately $155 million of investment securities are accounted for on a fair value basis. Similarly, approximately $183 million of liabilities are accounted for on a fair value basis. The company plans to account for these and similar items on a fair value basis in the future. The adoption of the fair value standard had a positive after tax benefit of $131,000 on the first quarter 2007 results. The cumulative effect of implementing the accounting standard reduced opening retained earnings by $2.7 million. “The provisions of the new accounting standard give the financial statement users a more realistic view of our business activities,” said Mr. Young.

The organization intends to be more active in managing the assets and liabilities while taking steps to minimize interest rate risk and income statement volatility. In conjunction with adopting the fair value accounting standard, we plan to de-lever the balance sheet by reducing our investment portfolio by approximately $75 million with a corresponding reduction in certain debt obligations. We plan on restructuring the investment portfolio with a new emphasis on variable rate products. On the funding side of the balance sheet we plan to de-emphasize wholesale funding and focus more on core client deposit growth.
“The steps taken to resolve the performance shortfalls of the mortgage company, the expanded insurance operations and the tight management of the Bank suggest management is on the right track in dealing with the challenging economic environment. Furthermore our expansion into the Fredericksburg market with our recently announced insurance agency acquisition should help solidify our position in that growing market,” said Harvey E. Johnson, Jr., Chairman of the Board of Directors.
Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the Bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.

*	All per share amounts are adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend paid on June 30, 2006.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2007*	2006	2006*

	(Dollars in thousands)

ASSETS
Cash and due from banks	$25,363	$21,918	$30,916
Federal funds sold	16,589	11,727	16,156
Trading securities, at fair value	154,583	—	—
Investment securities available-for-sale, at fair value	28,513	200,719	205,431
Investment securities held-to-maturity, at amortized cost	100	100	100

Loans held for sale	8,656	18,534	14,502
Loans, net of unearned discount and fees	383,530	378,676	330,282
Less: allowance for loan losses	(4,470)	(4,377)	(3,713)

Loans, net	379,060	374,299	326,569

Premises and equipment, net	2,352	2,394	2,681
Other assets	14,665	14,680	11,927

TOTAL ASSETS	$629,881	$644,371	$608,282

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$124,861	$158,728	$195,468
Interest-bearing deposits ($108,094 at fair value)	285,995	312,605	267,048

Total deposits	410,856	471,333	462,516

Repurchase agreements, federal funds purchased and other borrowings	73,329	53,197	45,171
Federal Home Loan Bank advances, at fair value	74,943	50,000	38,000
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	4,569	4,894	2,931
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	574,007	589,734	558,928

Common stock, $4 par value; 15,000,000 shares authorized;	22,206	22,206	19,244
5,551,477, 5,551,477 and 4,811,050 shares issued and outstanding at March 31, 2007, December 31, 2006 and March 31, 2006, respectively.
Capital surplus	29,126	29,126	19,955
Retained earnings	4,586	5,987	14,374
Accumulated other comprehensive (loss), net	(44)	(2,682)	(4,219)

TOTAL STOCKHOLDERS’ EQUITY	55,874	54,637	49,354

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$629,881	$644,371	$608,282

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2007*	2006*

	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$7,742	$6,186
Investment securities	348	2,446
Trading securities	1,868	—
Federal funds sold	81	141

Total interest income	10,039	8,773

INTEREST EXPENSE:
Deposits	3,063	2,013
Purchased funds and other borrowings	2,243	1,802

Total interest expense	5,306	3,815

Net interest income	4,733	4,958
Provision for loan losses	305	290

Net interest income after provision for loan losses	4,428	4,668

OTHER INCOME:
Deposit account service charges	110	40
Gain on sale of loans	660	1,065
Insurance commissions	896	531
Net gain on sale of securities	72	(72)
Net gain on trading activities	143	—
Other operating income	53	59

Total other income	1,934	1,623

OTHER EXPENSES:
Salaries and employee benefits	2,383	2,595
Occupancy expense	510	377
Equipment expense	250	254
Operating expenses	1,456	1,349

Total other expenses	4,599	4,575

INCOME BEFORE INCOME TAXES	1,763	1,716
Income tax expense	556	560

NET INCOME	$1,207	$1,156

Net income per common share, basic (1)	$0.22	$0.21

Net income per common share, diluted (1)	$0.21	$0.19

Weighted average number of shares, basic (1)	5,551,477	5,532,708

Weighted average number of shares, diluted (1)	5,824,498	5,910,288

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	March 31,	March 31,
	2007*	2006*

	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$389,526	$327,213
Average assets	622,971	588,461
Average equity	55,495	48,952
Return on average assets	0.79%	0.80%
Return on average equity	8.82%	9.58%
Net interest margin (1)	3.32%	3.64%
Earnings per share, basic (2)	$0.22	$0.21
Earnings per share, diluted (2)	$0.21	$0.19

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

(2)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality and Capital Information

	March 31,	March 31,
	2007*	2006*

	(Dollars in thousands, except per share)
Credit Quality Information: (1)
Nonperforming assets:
Impaired loans	$262	$302
Non-accrual loans	998	204
OREO	—	—

Total nonperforming assets & past due loans	$1,260	$506

Specific reserves associated with impaired loans	$128	$101

Allowance for loan losses to total loans	1.17%	1.12%
Allowance for loan losses to non-accrual loans	4.5X	18.2X
Allowance for loan losses to nonperforming assets	3.5X	7.3X
Nonperforming assets to total assets	0.20%	0.08%
Net charge-offs to average loans	0.06%	0.00%
Net charge-offs	$212	$(1)

Capital Information:
Book value per share (2)	$10.06	$8.92
Tier I risk-based capital ratio	13.8%	15.4%
Total risk-based capital ratio	14.8%	16.3%
Leverage capital ratio	9.7%	10.3%
Total equity to total assets ratio	8.9%	8.1%

*	Unaudited financial results

(1)	Nonperforming assets are defined as non-accrual loans, impaired loans, OREO and loans past due 90 days or more and still accruing interest.
The allowance for loan losses includes a specific allocation for impaired loans.

(2)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

NM = Not Meaningful